Exhibit 5.1

                        Nixon, Hargrave, Devans & Doyle LLP
                         Attorneys and Counsellors at Law
                                  Clinton Square
                               Post Office Box 1051
                          Rochester, New York  14603-1051
                                   (716) 263-1000
                                FAX:  (716) 263-1600


                                 September 5, 1996


Home Properties of New York, Inc.
850 Clinton Square
Rochester, New York  14604

Gentlemen:

          We have acted as counsel to Home Properties of New York, Inc.
(the "Company") in connection with the Registration Statement on Form S-3, Registration No. 333-2674 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance of up to $100,000,000 in aggregate public offering price of securities of the Company which may consist of (i) shares of Common Stock of the Company, par value $.01 per share; (ii) shares of its preferred stock, par value $.01 per share (the "Preferred Stock); (iii) rights or warrants to purchase shares of its Common Stock (the "Common Stock Purchase Rights") and (iv) one or more series of debt securities ("Debt Securities") which may be either senior debt securities or subordinated debt securities.

          We have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Articles of Incorporation of the Company, as amended to the date hereof, (ii) the By-Laws of the Company, as amended to the date hereof, (iii) certified copies of certain resolutions duly adopted by the Board of Directors and stockholders of the Company, and (iv) the Registration Statement.

          Based upon the foregoing, it is our opinion that the shares of Common Stock have been duly authorized, and, after the Common Stock shall have been issued and delivered as described in such Registration Statement and the consideration therefor shall have been received by the Company, such shares of Common Stock will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the prospectus contained in such Registration Statement.

                                     Very truly yours,

                                     /s/ Nixon, Hargrave, Devans & Doyle LLP